                                                                    Exhibit 99.2
                         Independent Accountants' Report

The Board of Directors
Navistar Financial
Corporation

We have examined Navistar Financial Corporation's (the Company)  compliance with the minimum servicing standards set forth in the Mortgage Bankers Association of
America's  Uniform Single  Attestation Program for Mortgage Bankers (USAP) as of
and for the year ended  October  31,  2005, except for items  I.2,  I.4,  III.1,
III.2,  III.3,  III.4,  III.6, V.2,  V.3,  V.4, and VII.1,  for the servicing of receivables  for  the  Navistar Financial  2003-B  Owner  Trust.  Management  is
responsible for the Company's compliance with those minimum servicing standards.
Our  responsibility is to express an opinion on management's assertion about the
Company's compliance based on our examination.

Our  examination  was  conducted  in  accordance   with  attestation   standards
established  by the  American  Institute  of Certified Public  Accountants,  and
accordingly,  included examining,  on a test basis, evidence about the Company's compliance with the minimum  servicing  standards specified above and performing such  other  procedures  as we  considered necessary  in the  circumstances.  We believe that our  examination provides a reasonable  basis for our opinion.  Our examination does not provide a legal determination  on the Company's  compliance with the minimum servicing standards.

Our examination disclosed the following material  noncompliance with the minimum servicing standards of USAP during the year ended October 31, 2005.  The Company did not comply with the requirements  that  custodial  bank  account and related bank clearing account reconciliations  be reviewed and approved by someone other than the  person  who  prepared the  reconciliation,  and that they be  prepared within 45 days after the cutoff  date as specified  in items  I.1.b and I.1.c in
USAP's  minimum servicing  standards.  The Company  also did not comply with the requirement  that all reconciling  items be resolved within ninety calendar days of their  original  identification as specified in item I.1.d in USAP's  minimum servicing standards.

In our opinion, except for the material noncompliance described in the preceding paragraph, the  Company  complied  with  the  aforementioned  minimum  servicing standards as of and for  the  year  ended  October  31,  2005,  in all  material respects.

                                                /s/ KPMG, LLP

January 31, 2008